UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 21, 2009
Hudson Valley Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)

New York	030525	13-3148745

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Scarsdale Road Yonkers, New York	10707

(Address of Principal Executive Offices)	(Zip Code)
(914) 961-6100

(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
     On September 21, 2009, Hudson Valley Holding Corp. (the “Company”) issued a press release announcing that the Company is delaying its underwritten public offering of its common stock (the “Offering”) to seek approval from its stockholders to amend the Company’s Certificate of Incorporation to eliminate preemptive rights. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.
     Pursuant to Section 622 of the New York Business Corporation Law, stockholders of the Company have preemptive rights. Section 622 provides that stockholders of a New York corporation incorporated prior to February 22, 1998 have preemptive rights unless otherwise provided in such corporation’s certificate of incorporation. Among other things, the sale or issuance (i) of shares for consideration other than cash; (ii) of shares to officers, directors or employees of the corporation pursuant to the exercise of options approved by the stockholders; or (iii) of treasury shares do not give rise to preemptive rights under New York law. The Company’s Certificate of Incorporation does not presently limit or eliminate its stockholders’ preemptive rights. The Company has announced that it intends to seek stockholder approval to amend its Certificate of Incorporation to eliminate such preemptive rights.
     The foregoing paragraph is hereby incorporated by reference into the description of the Company’s equity securities under the Company’s registration statement on Form S-3 (Registration File No. 333-161165), as amended, the Company’s registration statement on Form S-3MEF (Registration File No. 333-161893) and its other filings under the Securities Exchange Act of 1934.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued September 21, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON VALLEY HOLDING CORP.
By:	/s/ Andrew J. Reinhart
Andrew J. Reinhart
First Senior Vice President and Controller

Date: September 21, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued September 21, 2009